Exhibit 17

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY! SHAREHOLDER NAME AND ADDRESS HERE

MERGE FUND NAME

A SERIES PORTFOLIO OF MUNDER SERIES TRUST

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 9, 2014

The undersigned hereby revokes all previous proxies for his/her shares and appoints Stephen J. Shenkenberg, Amy D. Eisenbeis and Mary Ann C. Shumaker, or any of them, with the right of substitution, proxies of the undersigned at the Special Meeting of Shareholders of each series of Munder Series Trust (“Munder Series Trust”) identified (each, a “Munder Fund” and collectively, the “Munder Funds”) to be held at the offices of Munder Capital Management at 480 Pierce Street, Birmingham, Michigan, at 10:00 a.m. Eastern Time, on September 9, 2014, or at any postponements or adjournments thereof, with all the powers which the undersigned would possess if personally present, and instructs them to vote in their discretion upon any matters which may properly be acted upon at this Meeting and specifically as indicated on the reverse side of this proxy card. Please refer to the proxy statement for a discussion of these matters.

Do you have questions?

If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free (800) 331-7487.  Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on September 9, 2014. The proxy statement is available at proxyonline.com/docs/munderfunds2014.pdf.

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

MERGE FUND NAME

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees.  Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side).  If the shares are held jointly, each holder should sign this Proxy.  Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Munder Fund’s Board of Trustees, and the Proposal has been approved by the Board of Trustees and recommended for approval by shareholders.  When properly executed, this proxy will be voted as indicated or “FOR” the proposal if no choice is indicated.  The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

This proxy is solicited on behalf of the Board of Trustees, and the proposal (set forth below) has been proposed by the Board of Trustees.

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSED AGREEMENT AND PLAN OF REORGANIZATION.

TO VOTE, MARK ONE CIRCLE IN BLUE OR BLACK INK.  Example:  •

PROPOSAL:		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization pursuant to which each Munder Fund will reorganize into a corresponding series of The Victory Portfolios.	O	O	O

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]